Exhibit 3.1

STATE OF NEVADA
BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400

North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Business Entity - Filing Acknowledgement

08/31/2021

Work Order Item Number:	W2021083100489-1553600

Filing Number:	20211716261

Filing Type:	Certificate Pursuant to NRS 78.209

Filing Date/Time:	8/31/2021 8:00:00 AM

Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0232292017-6	Entity Name: ASSURE HOLDINGS CORP

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

InCorp Services Inc

3773 Howard Hughs Parkway Suite 500S, Las Vegas, NV 89169, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division

202 N. Carson Street

Filed in the Office of Secretary of State State Of Nevada	Business Number E0232292017-6
Filing Number 20211716261
Filed On 8/31/2021 8:00:00 AM
Number of Pages 1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date or which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: ASSURE HOLDINGS CORP Entity or Nevada Business Identification Number (NVID): E0232292017-6
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: Common Stock Authorized: 900,000,000, par value $0.001
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: Common Stock Authorized: 180,000,000, par value $0.001
4. Issuance:

The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

5:1 Reverse Stock Split. Each five (5) shares of issued and outstanding common stock, par value $0.001, will be consolidated into one (1) share of common stock, par value $0.001.

5. Provisions:

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

6. Provisions:	The required approval of the stockholders has been obtained
7. Effective date and time: (Optional)	Date 09/07/2021 Time: 5:30 p.m. (ET) (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X	/s/ John Farlinger	President	August 30, 2021
		Signature of Officer	Title	Date

This form must be accompanied by appropriate fees.

If necessary, additional pages may be attached to this form.

Page 1 of 1.

Revised: 1/1/2019